UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 15, 2011

(Date of earliest event reported)

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 15, 2011, the Corning Natural Gas Corporation (the "Company") received a copy of a complaint filed by Richard M. Osborne and Gas Natural, Inc. in the U.S. District Court for the Northern District of Ohio against four of the Company's directors and, nominally, against the Company. The plaintiffs claim that the directors breached their fiduciary duties to the shareholders of the Company by allegedly failing to maximize shareholder value in connection with the Company's delay in responding to the non-binding cash and stock offer to acquire the Company made by Gas Natural Inc. in the first quarter of 2010, valued by Gas Natural at $25.00 for each share of the Company's stock, and by allegedly diluting the holdings of Osborne and Gas Natural by conducting the rights offering in July and August of 2010 at $18.00 per share. In the alternative, the complaint asserts a claim for derivative breaches of fiduciary duty against the Company based on the same underlying allegations. The complaint seeks to recover compensatory damages in an amount in excess of $75,000 and to rescind the rights offering, as well as payment of costs and interest. The Company and its directors are reviewing the claims in the complaint and intend to defend the matter vigorously.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Corporation

By: /s/ Michael I. German

President and Chief Executive Officer

Dated: April 19, 2011